Exhibit 10(v)

BANK OF AMERICA CORPORATION

Plan Amendments

WHEREAS, many employees of Bank of America Corporation and its subsidiaries participate in employee benefit plans that provide (i) retirement and deferred compensation benefits, (ii) equity incentive compensation and (iii) health, welfare and severance benefits; and

WHEREAS, certain of those plans provide special benefits in the event of a change in control of the Corporation (including in certain cases accelerated vesting of benefits), including without limitation the following plans:

Bank of America Corporation Key Employee Stock Plan

Bank of America Corporation 2003 Key Associate Stock Plan

Take Ownership! The BankAmerica Global Associate Stock Option Program

Bank of America Corporation 2002 Associates Stock Option Plan

The Bank of America Pension Plan

Bank of America Pension Restoration Plan

Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan

Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees

Bank of America Corporation and Designated Subsidiaries Deferred Compensation Plan for Key Employees

(collectively, the “Affected Plans”); and

WHEREAS, pursuant to the terms and provisions of the Affected Plans, Bank of America Corporation has reserved the right to amend the Affected Plans in the manner set forth herein;

NOW, THEREFORE, Bank of America Corporation does hereby declare that the Affected Plans are hereby amended effective as of the date hereof as follows:

1.    Effect of FleetBoston Financial Corporation Transaction.    Each Affected Plan is hereby amended by adding the following sentence as a final section to the Affected Plan:

“Notwithstanding anything contained herein to the contrary, the transactions between Bank of America Corporation and FleetBoston Financial Corporation contemplated by that certain Agreement and Plan of Merger dated as of October 27, 2003 between Bank of America Corporation and FleetBoston Financial Corporation shall not constitute or be deemed to constitute a “Change in Control” or “Change of Control” (or any similar term) for purposes of this Plan or for any other purposes.”

2.    Continuation of Affected Plans.    Except as expressly or by necessary implication amended hereby, the Affected Plans shall continue in full force and effect.

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be executed by its duly authorized officer as of the 27th day of October, 2003.

BANK OF AMERICA CORPORATION

By:	/s/ J. STEELE ALPHIN
J. Steele Alphin, Corporate Personnel Executive